EXHIBIT 99.2
Office of the United States Trustee

In re:
   The Kushner-Locke Company
Chapter 11
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
DEBTOR IN POSSESSION OPERATING REPORT

Statement Number:	53

For the Period FROM:	3/1/2006

TO:	3/31/2006

1 Profit and Loss Statement (Accrual Basis Only)
A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit			—

Less: Operating Expenses
Officer Compensation	35,719

Salaries and Wages — Other Employees	14,215

Total Salaries and Wages		49,934

Employee Benefits and Pensions		4,560

Employer Payroll Taxes/Fees	4,238

Other Taxes

Total Taxes		4,238

Rent and Lease Expense (including parking)	4,052

Distribution/Delivery Expenses	11,418

Interest Expense

Insurance	5,000

Automobile Expense/Mileage

Utilities (incl. Phone, phone equipment, internet)	919

Depreciation and Amortization

Business Equipment Leases

Business Expense reimbursement	1,405

Storage Expense	7,823

Supplies, Office Expenses, Photocopies, etc.	25

Bad Debts

Miscellaneous Operating Expenses	1,221

Total Operating Expenses		90,595

Net Gain/Loss from Business Operations			(90,595)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		6,366

Other Non-Operating Expenses (Board/Trustee fees)		—

Total Non-Operating Expenses			6,366

NET INCOME/(LOSS) FOR PERIOD			$(96,960)

DEBTOR IN POSSESSION OPERATING REPORT NO: 53	Page 2 of 2
2 Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days		—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	2,763	1,514,834
TOTAL	2,763	1,514,834
3 Statement of Status of Payments to Secured Creditors and Lessors:
     No payments to Secured Creditors or Lessors were paid or payable during the reporting period.
4 Tax Liability
     No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5 Insurance Coverage	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2007	1/14/2007
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2007	2/14/2007
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2007	3/3/2007
6 Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?
☐ Yes Explain:
☒ No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?
☐ Yes Explain:
☒ No
7 Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period:	$230,897.12
8 Narrative Report of Significant Events and Events out of the Ordinary Course of Business:
     None.
9 Quarterly Fees:
     Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser
Debtor in Possession